Ex. 10.1
                                   11 May 2000

                                    Agreement

                                    Between:

       Side A: Swiftnet Limited and Abraham Keinan (hereinafter Swiftnet)

                                       And

                  Side B: Guy Nissenson (hereinafter Nissenson)

1.   Swiftnet will employ Nissenson for the purpose of business development, sales and marketing.

2.   Swiftnet will pay Nissenson one thousand pounds a month.

3.   In case Swiftnet reaches average sales of 175,000 pounds per month (average of any following three month), Mr. Nissenson will receive a raise and his salary will be 2000 pounds per month.

4.   Nissenson will receive options to buy Swiftnet and other companies that will buy or merge into Swiftnet in the future according to the following formula:

          50% of the options that Abraham Keinan will receive.  These options will have the same price and conditions as Abraham Keinan options.

5.   The options could be taken progressively and are transferable (Nissenson decision).

6.   Swiftnet will have the right to cancel the options above when the two following conditions occur at the same time: Nissenson does not work with
     Swiftnet and in the time of Nissenson's activities or 12 month afterwards
     Swiftnet and other companies  that will buy or merge into  Swiftnet in the future did not reach even once the benchmark of 120,000 UK Pounds revenues per month (will be calculated on an average of consecutive three months).
     In the case of Swiftnet and other companies that will buy or merge into
     Swiftnet in the future not reaching the 120,000 benchmark and goes public /
     has an ownership structure change before the end of the 12 month period the options will be granted.

7.   Swiftnet and Nissenson could terminate this agreement at any time. A one-month written notice must be issued prior to Termination.

8.   In case of termination Sections 4 to 6 will still be valid.

Signatures:

-------------------------                   ----------------------
Swiftnet Limited.                            Guy Nissenson.